State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 05/28/2013
FILED 04:53 PM 05/28/2013
SRV 130671747 - 2900994 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: GenOn Canal, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

   The name of the Limited Liability Company is: NRG Canal LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, A.D. 2013.

By: [signature]
Authorized Person(s)

Name: Kristine Heiberger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:03 PM 12/03/2010
FILED 12:03 PM 12/03/2010
SRV 101145156 - 2900994 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MIRANT CANAL, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

---

1. The name of the limited liability company is Mirant Canal, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to GenOn Canal, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

"1. The name of the limited liability company is GenOn Canal, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of December, 2010.

MIRANT CANAL, LLC

By: [signature]
Name: Allison Cunningham
Title: Authorized Person

1094171.01-D.C. Server 1A - MSW

Certificate of Amendment of Certificate of Formation

of

Southern Energy Canal, L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Southern Energy Canal, L.L.C.

2. The certificate of formation of the limited liability company (hereinafter called "the certificate") is hereby amended by striking out the Article pertaining to the name of the limited liability company and by substituting in lieu of said Article the following new Article:

"The name of the limited liability company is Mirant Canal, LLC."

3. The name of the limited liability company that appears in the heading of the certificate shall be replaced with the new name of the limited liability company as stated in 2. above.

The effective time of the amendments herein certified shall be 5:00 p.m. on January 19, 2001.

Executed on January 17, 2001

Michael L. Smith

Michael L. Smith, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 01/19/2001
010031599 - 2900994

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/15/1999
991019294 - 2900994

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
SOUTHERN ENERGY CANAL LLC

(Duly adopted in accordance with Section 18202)

It is hereby certified that:

1. The name of the limited liability company (the "Company") is Southern Energy Canal LLC.

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to Southern Energy Canal, L.L.C. To effect this change, the Certificate of Formation of the Company is hereby amended by deleting Article I in its entirety. In its place shall be inserted a new Article I, which shall read as follows:

"I.

The name of the limited liability company is Southern Energy Canal, L.L.C. (the "LLC")."

3. To further effect this change, the heading of the Certificate of Formation shall be deleted in its entirety. In its place shall be inserted a new heading, which shall read as follows:

"CERTIFICATE OF FORMATION

SOUTHERN ENERGY CANAL, L.L.C.

A LIMITED LIABILITY COMPANY"

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 4th day of January, 1999.

SOUTHERN ENERGY CANAL LLC

By: ______________________
Randall E. Harrison,
Vice President

CERTIFICATE OF FORMATION

SOUTHERN ENERGY CANAL, L.L.C.

A LIMITED LIABILITY COMPANY

I.

The name of the limited liability company is Southern Energy Canal, L.L.C. (the "LLC").

II.

The initial registered agent of the LLC shall be Corporation Service Company which is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

III.

The latest date on which the LLC will dissolve is December 31, 2097.

IV.

The LLC shall be managed by its members.

V.

A member, a manager, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the LLC.

Dated: June 23, 1998

Signed by:

Jane C. Bryan, Authorized Person

0007020.01